CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of Canada Southern Petroleum Ltd. and in the related Prospectus of our report dated March 20, 1998, with respect to the consolidated financial statements and schedules of Canada Southern Petroleum Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                      /s/ Ernst & Young LLP



Calgary, Canada
November 23, 1998